                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                                        UROMED CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11
     (1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     (5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
        ------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     (3) Filing Party:
        ------------------------------------------------------------------------
     (4) Date Filed:
        ------------------------------------------------------------------------

                               UROMED CORPORATION

March 28, 1997

Dear Stockholder:

    You are cordially invited to attend the Special Meeting of Stockholders of UroMed Corporation (the "Company"), to be held at 10:00 a.m. on Friday, May 9, 1997, at the offices of the State Street Bank & Trust Company, 225 Franklin Street, Boston, Massachusetts (the "Meeting").

    The Notice of Special Meeting and Proxy Statement that follow describe the business to be considered and acted upon by the stockholders at the Meeting.

    The Board of Directors of the Company encourages your participation in the Company's corporate governance and, to that end, solicits your proxy. You may give your proxy by completing, dating, and signing the enclosed proxy and returning it promptly in the enclosed envelope. You are urged to do so even if you plan to attend the Meeting. We hope you will be able to join us on May 9, 1997.

Sincerely,
John G. Simon
CHAIRMAN & CEO

                   64 A Street, Needham, Massachusetts 02194

                               UROMED CORPORATION

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 9, 1997

                            ------------------------

    Notice is hereby given that a Special Meeting of Stockholders of UroMed Corporation (the "Company") will be held at the offices of the State Street Bank & Trust Company, 225 Franklin Street, Boston, Massachusetts on Friday, May 9, 1997 at 10:00 a.m., local time, to consider and act upon the following matters:

        1) A proposal to elect two Class III directors of the Company, each to hold a three-year term.

        2) A proposal to ratify the appointment of Price Waterhouse LLP as independent accountants of the Company for the current fiscal year.

        3) To transact such other business as may properly come before the Meeting or any adjournments thereof.

    This Special Meeting is being held in lieu of an annual meeting of stockholders in 1997. Stockholders of record at the close of business on March 10, 1997 will receive notice of the Meeting and be entitled to vote at the Meeting. All stockholders are cordially invited to attend the Meeting.

By Order of the Board of Directors
March 28, 1997

    THE BOARD OF DIRECTORS IS SOLICITING THE ENCLOSED PROXY. WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE PRE-ADDRESSED ENVELOPE PROVIDED FOR THAT PURPOSE. IF YOU ATTEND THE MEETING, YOU MAY WITHDRAW THE ENCLOSED PROXY GIVEN BY YOU AND VOTE YOUR SHARES IN PERSON.

                               UROMED CORPORATION
                                  64 A STREET
                               NEEDHAM, MA 02194

                            ------------------------

                                PROXY STATEMENT
                             ---------------------

    INTRODUCTION. This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of UroMed Corporation, a Massachusetts corporation (the "Company"), of proxies for use at a Special Meeting of Stockholders (the "Meeting") to be held at the offices of the State Street Bank & Trust Company, 225 Franklin Street, Boston, Massachusetts on Friday, May 9, 1997 at 10:00 a.m., local time, and at any adjourned session thereof. This Special Meeting is being held in lieu of an annual meeting of stockholders in 1997. This Proxy Statement and the enclosed Annual Report to Stockholders for the Company's fiscal year ended December 31, 1996 are being mailed to stockholders on or about March 28, 1997. The Annual Report does not constitute any part of this Proxy Statement.

    SOLICITATION. The entire cost of preparing, assembling, and mailing this proxy material will be borne by the Company. In addition, the Company may reimburse brokerage firms and other persons representing certain beneficial owners of shares for their reasonable expenses in sending proxy material to and obtaining proxies from such beneficial owners.

    REVOCATION. A proxy may be revoked by a stockholder at any time prior to its use by giving written notice of such revocation to the Clerk of the Company, by appearing at the Meeting and voting in person, or by returning a later dated proxy in the form enclosed.

    QUORUM AND VOTING. Stockholders of record as of the close of business on March 10, 1997 will be entitled to vote at the Meeting. As of such record date, there were issued and outstanding and entitled to vote 26,493,426 shares of the common stock, no par value, of the Company (the "Common Stock"). Holders of shares of Common Stock are entitled to one vote for each share owned at the record date on all matters to come before the Meeting and any adjournments thereof. The presence in person or by proxy of holders of a majority of the shares of Common Stock entitled to vote at the Meeting constitutes a quorum for the transaction of business.

    TABULATION OF VOTES. All proxies will be voted in accordance with the instructions contained therein. If no choice is specified for one or more proposals in a proxy submitted by or on behalf of a stockholder, the shares represented by such proxy will be voted in favor of such proposals and, in the discretion of the named proxies, with respect to any other proposals that may properly come before the Meeting. Broker non-votes (if the broker has voted on at least one proposal) and proxies that withhold authority to vote for election of a director or that reflect abstentions will be deemed present for the purpose of determining the presence of a quorum for the transaction of business. A broker non-vote will have no effect on the outcome of voting on such proposal. An abstention with respect to a proposal will have the effect of a vote against such proposal.

    The Board of Directors does not know of any matters that will be brought before the Meeting other than those matters specifically set forth in the Notice of Special Meeting of Stockholders. However, if any other matter properly comes before the Meeting, it is intended that the persons named in the enclosed form of proxy, or their substitute acting thereunder, will vote on such matter in accordance with their best judgment.

            STOCK OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of December 31, 1996 for (i) each person who is known by the Company to own beneficially more than 5% of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the executive officers of the Company named in the Summary Compensation Table, and (iv) all of the directors and executive officers of the Company as a group.

                                                                SHARES BENEFICIALLY
                                                                      OWNED(L)
                                                              ------------------------
NAME                                                             NUMBER           PERCENT
------------------------------------------------------------  -------------       ----
John G. Simon...............................................      4,229,416(2)    16.0%
Massachusetts Financial Services Company....................      3,426,700(3)    13.0%
  500 Boylston Street
  Boston, MA 02116-3741
Steven J. Gilbert...........................................      1,649,347(4)    6.2%
Soros Capital L.P...........................................      1,432,254(5)    5.4%
  888 Seventh Avenue
  New York, NY 10106
Joanne H. Moon..............................................        198,070(6)     *
Richard A. Sandberg.........................................         11,879(7)     *
Thomas E. Tierney...........................................         59,130(8)     *
David P. Fialkow............................................         59,130(9)     *
Elizabeth B. Connell, M.D. .................................         28,750(10)    *
Carl J. Wisnosky............................................        103,052(11)    *
Paul J. Murphy..............................................         48,749(12)    *
Stephen A. Guida............................................              0        *
All directors and executive officers as a group (14
  persons)..................................................      6,333,900(13)   24.0%

------------------------

*   Less than 1%.

(1) Unless otherwise indicated in these footnotes, each stockholder has sole voting and investment power with respect to the shares beneficially owned. Includes shares issuable upon exercise of options exercisable as of December 31, 1996 or within 60 days after such date.

(2) Includes (i) 32,920 shares held by The Clarendon 1993 Irrevocable Trust, of which Mr. Simon is a Trustee and over which Mr. Simon shares investment and voting control, (ii) 16,460 shares issuable upon exercise of nonstatutory stock options, and (iii) 185,329 shares held by UroMed employees and Medical and Scientific Advisory Board members with respect to which Mr. Simon has the right to direct the vote pursuant to contractual relationships between the Company and such persons.

(3) Represents shares beneficially owned by Massachusetts Financial Services Company ("MFS") and certain other entities. MFS exercises sole voting power over 3,372,600 of such shares and exercises sole dispositive power over 3,426,700 of such shares. Based on information provided by MFS.

(4) Includes 1,432,254 shares owned by Soros Capital L.P. of which Mr. Gilbert is managing general partner. Also includes 20,210 shares issuable upon exercise of nonstatutory stock options.

(5) Based on information provided by Soros Capital L.P.

(6) Includes (i) 38,670 shares issuable upon exercise of incentive stock options, (ii) an aggregate of 9,400 shares owned by trusts of which Ms. Moon is a trustee for the benefit of her minor children, and (iii) 150,000 shares owned by a revocable trust of which Ms. Moon's husband is the sole trustee. Ms. Moon disclaims beneficial interest in these shares held by trusts for the benefit of other persons.

(7) Includes 11,710 shares issuable upon exercise of nonstatutory stock options.

(8) Includes (i) 53,130 shares issuable upon exercise of nonstatutory stock options, and (ii) 6,000 shares held by Mr. Tierney's spouse.

(9) Includes 3,750 shares issuable upon exercise of nonstatutory stock options.

(10) Represents 28,750 shares issuable upon exercise of nonstatutory stock options.

(11) Includes 34,583 shares issuable upon exercise of incentive stock options.

(12) Includes 48,000 shares issuable upon exercise of stock options.

(13) Includes 269,596 shares issuable upon exercise of incentive and nonstatutory stock options.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

    The Company's Board of Directors is divided into three classes, with the members of each such class serving a three year term. Each year the stockholders have the opportunity to elect the members of one class. At the Meeting, the terms of the members of Class III, Mr. John G. Simon and Mr. Richard A. Sandberg, expire. Mr. Simon and Mr. Sandberg are the only nominees for election as Class III Directors, for a term to expire at the 2000 Annual Meeting of Stockholders.

    Unless authority is withheld, it is the intention of the persons voting under the enclosed proxy to vote such proxy in favor of the election of Mr. Simon and Mr. Sandberg to be directors of the Company until the 2000 Annual Meeting of Stockholders and until their successors are elected and qualified. The affirmative vote of a majority of the shares of Common Stock present or represented at the Meeting by proxy is required for the election of Mr. Simon and Mr. Sandberg as Class III directors.

    The Class I directors of the Company, with terms expiring at the 1998 Annual Meeting of Stockholders, are Steven J. Gilbert and Dr. Elizabeth B. Connell, and the Class II directors of the Company, with terms expiring at the 1999 Annual Meeting of Stockholders, are David P. Fialkow and Thomas E. Tierney.

    The following table sets forth, with respect to the members of the Board of Directors, the name, age, length of service as a director and any service on committees of the Board of Directors of the Company. For information regarding the number of shares of the Company's Common Stock owned by each nominee and all directors as of December 31, 1996, see "Stock Ownership of Principal Stockholders and Management." The address for each person listed below is c/o the Company at 64 A Street, Needham, Massachusetts 02194.

                                                              YEAR FIRST
                                                                BECAME                  POSITIONS AND OFFICES
NAME                                                 AGE       DIRECTOR                   WITH THE COMPANY
-----------------------------------------------      ---      -----------  -----------------------------------------------

John G. Simon..................................          34         1990   President, Chief Executive Officer, Director
                                                                           and Chairman of the Board

Elizabeth B. Connell, M.D......................          71         1994   Director

David P. Fialkow(l)............................          38         1991   Director

Steven J. Gilbert..............................          49         1992   Director

Richard A. Sandberg(l).........................          54         1991   Director

Thomas E. Tierney(l)...........................          69         1991   Director

------------------------

(1) Member of the Compensation Committee and Audit Committee of the Board of Directors.

BACKGROUND OF DIRECTORS

    JOHN G. SIMON, Chairman of the Board of Directors, President, Chief Executive Officer. Mr. Simon is the founder of the Company and has served as President, Chief Executive Officer, and Chairman of the Board of Directors of the Company since its inception in 1990.

    ELIZABETH B. CONNELL, M.D., Director. Dr. Connell has served as a Director of the Company since 1994. Since 1981, she has served as a professor in the Department of Gynecology and Obstetrics at Emory University School of Medicine in Atlanta, Georgia and was appointed Professor Emeritus effective January 1, 1997. Dr. Connell also currently serves as a consultant to the U.S. Food and Drug Administration's OB/GYN Devices Panel and is a member of the FDA's OTC Drug Advisory Committee. Ms. Connell is also a director of Gynecare, Incorporated.

    DAVID P. FIALKOW, Director. Mr. Fialkow has served as a Director of the Company since 1991. Since October 1996 he has served as Co-Chief Executive Officer of Retail Growth Systems LLC, a credit card marketing company. He has served as President of Alliance Development Group (formerly CoBra Marketing, Inc.), a credit card/co-brand marketing company, since March 1995. Prior to that time, Mr. Fialkow served as President and co-founder of National Leisure Group, Inc., a leisure travel company. Mr. Fialkow is also a director of PNC, Bank New England.

    STEVEN J. GILBERT, Director. Mr. Gilbert has served as a Director of the Company since 1992. He has served as Managing General Partner of Soros Capital L.P., the principal advisor to Quantum Industrial Holdings Ltd., since 1992. He is also the Managing Director of Commonwealth Capital Partners, L.P., a private equity investment fund, and a Limited Partner of Chemical Venture Partners. Mr. Gilbert is also a director of each of NFO Research, Inc., Digicon Inc., GTS-Duratek, Inc., Katz Media Corporation, The

Asian Infrastructure Fund, Peregrine Indonesia Fund Limited, Sidney Harbor Casino Holdings Limited and Terra Nova (Bermuda) Holdings Limited.

    RICHARD A. SANDBERG, Director. Mr. Sandberg has served as a Director of the Company since 1991. Since 1983, he has served in a variety of positions, including Chairman of the Board and Chief Executive Officer, of DIANON Systems Inc., an oncology and gynecology marketing and database firm which he co-founded. Currently, he serves as a director of DIANON Systems Inc. From 1976 to 1983, Mr. Sandberg served as President of CUC International Inc., a consumer services membership company.

    THOMAS E. TIERNEY, Director. Mr. Tierney has served as a Director of the Company since 1991. He has served as the Chairman of T. E.T. Associates, a health care consulting firm, since 1988 and as the Chairman of Warehouse Products Testing Corp. from 1994 to 1996. He was formerly with Kendall Co., a health products firm, from 1951 to 1988 where he held numerous positions including Executive Vice President and General Manager of the Hospital Division and Group Executive for the Health Care Business. Mr. Tierney is also a Director of Procyte Corporation.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

    During the Company's fiscal year ended December 31, 1996, the Board of Directors held five meetings and acted three other times by written consent in lieu of a meeting. Each of the Company's directors attended at least 75% of all meetings of the Board held while he or she was a Board member and of all committees of which he or she was a member.

    Each of the Audit Committee of the Board of Directors (the "Audit Committee") and the Compensation Committee of the Board of Directors (the "Compensation Committee") presently are composed of three directors: David P. Fialkow, Richard A. Sandberg, and Thomas E. Tierney. Responsibilities of the Audit Committee include engagement of independent accountants, review of audit fees, supervision of matters relating to audit functions, review of internal policies and procedures regarding audits, accounting and other financial controls, and reviewing related party transactions. During 1996, the Audit Committee held two meetings. Responsibilities of the Compensation Committee include approval of remuneration arrangements for executive officers of the Company, review and approval of compensation plans relating to executive officers and directors, including grants of stock options and other benefits under the Company's Amended and Restated 1991 Stock Option Plan (the "1991 Stock Option Plan"), and general review of the Company's employee compensation policies. During 1996, the Compensation Committee held five meetings and acted one other time by written consent.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The Company's Compensation Committee currently consists of three outside directors, David P. Fialkow, Richard A. Sandberg and Thomas E. Tierney. No member of the Compensation Committee is a former or current officer or employee of the Company. To the Company's knowledge, there were no other relationships involving members of the Committee or other directors of the Company requiring disclosure in this Proxy Statement.

                             EXECUTIVE COMPENSATION

    The following table sets forth certain compensation information for the fiscal years ended December 31, 1996, 1995 and 1994 with respect to the Company's Chief Executive Officer and the four other highest compensated executive officers of the Company whose total salary and bonuses for the Company's 1996 fiscal year exceeded $100,000.

                           SUMMARY COMPENSATION TABLE

                                                                                          LONG TERM
                                                                                        COMPENSATION
                                                                        ANNUAL          -------------
                                                                     COMPENSATION        SECURITIES       OTHER
                                                                 ---------------------   UNDERLYING      COMPEN-
NAME AND PRINCIPAL POSITION                             YEAR       SALARY    BONUS(1)      OPTIONS       SATION
----------------------------------------------------  ---------  ----------  ---------  -------------  -----------
John G. Simon.......................................       1996  $  159,188  $  37,332       22,000     $  --
Chairman of the Board, Chief Executive                     1995     150,000     30,000       12,000        --
  Officer & President                                      1994     139,583     --           --            --

Joanne H. Moon......................................       1996     136,687     31,540       11,000        --
Managing Director of Continence Care                       1995     123,708     20,000       12,000        --
                                                           1994     118,250     --           30,000        --

Carl J. Wisnosky....................................       1996     133,718     26,560       11,000        --
Vice President, Research and Development                   1995     123,476     10,000       12,000        --
                                                           1994     117,333     --           30,000        --

Paul J. Murphy......................................       1996     132,656     29,112       11,000        --
Chief Financial Officer and Treasurer                      1995     122,500     10,000       12,000        --
                                                           1994      68,231     --           95,000        --

Stephen A. Guida....................................       1996     143,750     45,954       11,000        60,000(2)
Vice President, Marketing and Sales                        1995      46,667     --           90,000(3)     --

------------------------

(1) Bonus amounts reflected in the 1996 columns relate to 1996 but were paid in February 1997, except $15,000 paid to Mr. Guida in 1996.

(2) Mr. Guida was paid $60,000 in 1996 as reimbursement for his relocation expenses.

(3) A non qualified option to purchase 65,000 shares of Common Stock at a price of $5.00 per share and an incentive option to purchase 25,000 shares at $9.50 per share were both granted on September 1, 1995. The closing market price of the Common Stock on September 1, 1995 on the NASDAQ National Market System was $9.50.

                       OPTION GRANTS IN LAST FISCAL YEAR
                               INDIVIDUAL GRANTS

                                  NUMBER OF      % OF TOTAL                                  POTENTIAL REALIZABLE VALUE AT
                                 SECURITIES        GRANTED                                   ASSUMED ANNUAL RATES OF STOCK
                                 UNDERLYING        OPTIONS        EXERCISE                 PRICE APPRECIATION FOR OPTION TERM
                                   OPTIONS     TO EMPLOYEES IN      PRICE     EXPIRATION   ----------------------------------
NAME                             GRANTED (1)     FISCAL YEAR       ($/SH)        DATE             5%                10%
-------------------------------  -----------  -----------------  -----------  -----------  -----------------  ---------------
John G. Simon..................      22,000            4.76%      $   13.20      6/05/01       $  46,538        $   134,775
Joanne H. Moon.................      11,000            2.38%          12.00      6/05/06          83,014            210,374
Carl J. Wisnosky...............      11,000            2.38%          12.00      6/05/06          83,014            210,374
Paul J. Murphy.................      11,000            2.38%          12.00      6/05/06          83,014            210,374
Stephen A. Guida...............      11,000            2.28%          12.00      6/05/06          83,014            210,374

------------------------

(1) Grants under the 1991 Stock Option Plan. The options generally have a five-year vesting period, with 40% vesting after the first two years and the remainder monthly at a rate of 1.67% per month for the remaining three years. Such options are not transferable other than by will or the laws of descent and distribution.

                      OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR END OPTION VALUES

                                                                       NUMBER OF SECURITIES
                                                                            UNDERLYING             VALUE OF UNEXERCISED
                                                                      UNEXERCISED OPTIONS AT           IN-THE-MONEY
                                       NUMBER OF         VALUE               12/31/96            OPTIONS AT 12/31/96 (2)
                                    SHARES ACQUIRED    REALIZED     --------------------------  --------------------------
NAME                                  ON EXERCISE         (1)       EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
----------------------------------  ---------------  -------------  -----------  -------------  -----------  -------------
John G. Simon.....................        --              --            16,460         34,000    $ 145,485    $     4,800
Joanne H. Moon....................         75,000     $   743,165       37,573         62,327      352,763        275,989
Carl J. Wisnosky..................        --              --            29,645         93,327      281,585        573,756
Paul J. Murphy....................        --              --            45,000         73,000      247,500        291,875
Stephen A. Guida..................        --              --            --            101,000       --            315,000

------------------------

(1) Value realized is based on the fair market value of the Common Stock as of the date of exercise ($10.00 per share), minus the exercise price.

(2) Value is based on the closing sale price of the Common Stock as of the last business day of the year, December 31, 1996 ($9.75), minus the exercise price.

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

    The employment agreement between Mr. Simon and the Company, which was effective as of March 16, 1994, expired in March 1997. On March 17, 1997 the Company and Mr. Simon entered into a new employment agreement effective as of such date. The new agreement is renewable at the option of both parties and provides for (i) an annual base salary of $168,525, subject to annual review and increase; (ii) such incentive bonus payments as the Company may from time to time determine; and (iii) a severance payment in the amount of six months of Mr. Simon's then base salary in the event that Mr. Simon is terminated other than for cause. Mr. Simon's employment agreement also provides for assignment to the Company of his rights to inventions and proprietary information and contains confidentiality and non-competition provisions.

    The Company has entered into "at-will" employment agreements with Carl J. Wisnosky, Paul J. Murphy and Stephen A. Guida for initial terms of five years each, dated as of February 23, 1993, May 5, 1994 and September 1, 1996, respectively. The agreements with Mr. Wisnosky, Mr. Murphy and Mr. Guida provide for such incentive bonus payments as the Company may from time to time determine. The current semi-monthly salaries are $5,898 for Mr. Wisnosky, $5,852 for Mr. Murphy and $6,469 for Mr. Guida. All of these salaries are subject to annual review and adjustment.

DIRECTOR COMPENSATION

    The Company pays the travel expenses of non-employee directors for attendance at meetings of the Board of Directors and committees thereof. Cash compensation of $500 per meeting and a $2,000 annual retainer per person is paid to the Directors.

    In addition, under the terms of the 1991 Stock Option Plan each non-employee director of the Company receives quarterly grants of options to purchase 750 shares of the Common Stock, and each non-employee director who is first elected to the Board after September 15, 1995 will receive options to purchase 20,000 shares of Common Stock.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

COMPENSATION PHILOSOPHY

    The objectives of the Company's executive compensation program are to align compensation with business objectives and individual performance, and to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company. The Company's executive compensation philosophy is based on the following principles:

- COMPETITIVE AND FAIR COMPENSATION

    The Company is committed to providing an executive compensation program that helps attract and retain highly qualified executives. To ensure that compensation is competitive, the Company compares its compensation practices with those of comparable medical products and other relevant companies in a similar stage of development. The Company also seeks to achieve a balance of the compensation paid to a particular individual and the compensation paid to other executives both inside the Company and at comparable companies.

- SHORT-TERM CASH COMPENSATION

    Cash compensation consists of two components: annual salary and cash incentive compensation. The annual salaries of the executive officers are evaluated based upon corporate and individual performance.

Corporate performance is evaluated by reviewing the extent to which strategic and business plan goals and milestones are met. Individual performance is evaluated by reviewing attainment of specified individual objectives and milestones and the degree to which teamwork and Company values are fostered. Cash incentive compensation is based upon the achievement of functional, divisional and corporate goals as well as individual performance.

- LONG-TERM INCENTIVE COMPENSATION

    Because not all short-term management accomplishments are directly related to changes in short-term stockholder value, the Compensation Committee believes that management should also have a long-term compensation component related to increasing stockholder value. To assure that executive officers' goals and accomplishments are linked with increasing stockholder value, the Compensation Committee believes that the grant of options to purchase the Company's Common Stock that become exercisable over an extended period of time should be an integral part of the overall compensation philosophy.

COMPENSATION PROGRAM COMPONENTS

    Annual compensation for the Company's executive officers currently consists of three elements: salary, cash incentive compensation and equity participation. Executive officers are also entitled to participate in the same benefit plans available to other employees. In setting the base salaries of the Company's executive officers, the Compensation Committee reviews the range of compensation paid to employees in similar positions of the companies in a similar state of development in the medical and other relevant industries. While industry-wide practices are deemed to be important indicators of appropriate compensations levels, the Compensation Committee believes the most important considerations are individual and corporate performance in setting an executives base salary and cash incentive compensation.

    On an annual basis, goals for Company performance and individual goals and objectives for each of the Company's executive officers (including the Chief Executive Officer) are established by the Compensation Committee. Every six months, all executive officers other than the Chief Executive Officer are evaluated by the Chief Executive Officer on their performance with respect to their individual short-term goals and objectives. At this time, revised quarterly goals and objectives are established, if appropriate. Based upon their performance relative to their goals and objectives, the base salary of executive officers other than the Chief Executive Officer is generally adjusted once per year by the Compensation Committee.

    On an annual basis, the Compensation Committee evaluates the achievement of the annual goals and objectives established for the Chief Executive Officer and his contribution to the Company.

    In February 1997 the Company paid cash bonuses aggregating $155,498 to its Chief Executive Officer, Managing Director of Continence Care, Vice President, Research & Development, Chief Financial Officer and Treasurer and Vice President, Marketing and Sales. The Compensation Committee intended for these bonuses to represent compensation for such officers' contributions to the development and achievements of the Company to December 31, 1996, including events prior to 1996. For the Company's 1997 fiscal year, the Compensation Committee has set additional goals and objectives for Company performance, as well as additional individual goals and objectives. with the intention of reviewing the appropriateness of additional incentive cash compensation for such year. Please refer to the table entitled "Summary Compensation" on page 6 of this Proxy Statement for information relating to the base salaries and cash bonus payments made during the Company's last three completed fiscal years to certain of its executive officers.

    Stock option awards are designed to promote the identity of long-term interests between the Company's employees and its stockholders and assist in the retention of executives. The size of option grants is generally intended by the Compensation Committee to reflect the executive's position with the Company and his or her actual or potential contributions to the Company in relation to his or her overall compensation. The Compensation Committee believes that stock options have been and remain an excellent vehicle for compensating its employees. Because the option exercise price of the employee is generally the fair market value of the stock on the date of grant, employees recognize a gain only if the value of the stock increases. Thus, employees with stock options are rewarded for their efforts to improve the long-term value of the Common Stock. Stock options, moreover, have been used to reward substantially all employees of the Company, not just at the executive officer level. The option program typically uses a five-year or greater vesting period to encourage employees to continue in the employ of the Company. Please refer to the table entitled "Option Grants in Last Fiscal Year" on page 7 of this Proxy Statement for information regarding option grants to certain executive officers.

1996 COMPENSATION FOR THE CHAIRMAN AND CHIEF EXECUTIVE OFFICER

    The amount and means of determining Mr. Simon's base annual salary for 1996 was fixed by the terms of his employment agreement with the Company, which expired in March 1997. This employment agreement, which became effective upon consummation of the Company's initial public offering in March 1994, provided for an annual base salary of $150,000, subject to yearly review and increase (but not decrease), and such incentive bonus payments as the Compensation Committee may from time to time determine. On March 17, 1997 the Company and Mr. Simon entered into a new employment agreement. This new employment agreement provides for an annual base salary of $168,525, subject to yearly review and increase, and such incentive bonus payments as the Compensation Committe may from time to time determine.

    The Compensation Committee elected to pay Mr. Simon a salary of $159,188 for 1996 based on the attainment of certain objectives and a review of comparable salaries. During 1996, Mr. Simon also accrued a cash incentive payment of $37,332, as contemplated by his employment agreement. The objectives achieved by the Company which the Compensation Committee determined to be significant in determining Mr. Simon's 1996 salary and cash incentive payment included (i) results in the continued commercial development of the Company, (ii) FDA clearance for marketing and sale of the Company's first product, (iii) the acquisition of the Impress Softpatch and other incontinence technology from the ASI Liquidating Trust, and (iv) the United States launch of the Reliance Insert in the fourth quarter of 1996. The Compensation Committee expects that it will continue to review Mr. Simon's salary on an annual basis and will adjust his compensation based upon the achievement of goals and objectives set for the Company. The Compensation Committee will also consider the salaries of other chief executive officers at comparable medical products companies when reviewing Mr. Simon's compensation.

COMPLIANCE WITH INTERNAL REVENUE CODE SECTION 162 (M)

    The Compensation Committee has not yet had the occasion to adopt a policy on the 1993 amendment to the Internal Revenue Code of 1986, as amended (the "Code"), disallowing deduction on compensation in excess of $1 million for certain executives of public companies. The Company believes that options granted under the 1991 Stock Option Plan are exempt from the limitation, and other compensation expected to be paid during fiscal year 1997 is below the compensation limitation.

COMPENSATION COMMITTEE

    David P. Fialkow
    Richard A. Sandberg
    Thomas E. Tierney

                      SHAREHOLDER RETURN PERFORMANCE GRAPH

    The following graph compares the performance of the Company's Common Stock to the Nasdaq Stock Market Total Return Index for U.S. Companies (the "Nasdaq Stock Market-U.S. Index") and the Hambrecht & Quist Growth Index ("H&Q Growth Index") over the period from the time of the Company's initial public offering of Common Stock on March 16, 1994 to December 31, 1996. The graph assumes that the value of an investment in the Company's Common Stock and each index was $100 at March 16, 1994 and that all dividends were reinvested.

                               Graph Placed Here

                                   PROPOSAL 2

             RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

    Price Waterhouse LLP, independent accountants, have been independent accountants of the Company since 1991. The Board of Directors has recommended that the stockholders ratify the reappointment of Price Waterhouse LLP as the Company's independent accountants for the current year.

    A representative of Price Waterhouse LLP is expected to be present at the Meeting and will be afforded an opportunity to make a statement, if such representative desires to do so, and will be available to answer any appropriate questions.

    The Board of Directors recommends that the stockholders vote "FOR" the proposal to ratify the appointment of Price Waterhouse LLP, and the enclosed proxy will be so voted unless a contrary vote is indicated. The affirmative vote of the holders of a majority of the shares of Common Stock entitled to vote on this proposal is required for ratification of the appointment of Price Waterhouse LLP. In the event the appointment of Price Waterhouse LLP should not be ratified by the stockholders, the Board of Directors will make another appointment to be effective at the earliest possible time.

                             STOCKHOLDER PROPOSALS

    The Board will make provision for presentation of proposals by stockholders at the 1998 Annual Meeting of Stockholders (or special meeting in lieu thereof) provided such proposals are submitted by eligible stockholders who have complied with the relevant regulations of the Securities and Exchange Commission. Such proposals must be received by the Company no later than December 11, 1997 to be considered for inclusion to the Company's proxy materials relating to that meeting.

                        REPORTS OF BENEFICIAL OWNERSHIP

    Under the securities laws of the United States, the Company's directors, its executive (and certain other) officers and any persons holding more than ten percent of the Common Stock are required to report their ownership of the Common Stock and any changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established and the Company is required to report in this Proxy Statement any failure to file by these dates during 1996. All of these filing requirements were satisfied by the Company's directors, officers and ten percent holders, except that (i) the Form 5 of each of Elizabeth B. Connell, David P. Fialkow, Steven J. Gilbert, Richard
A. Sandberg, Thomas F. Tierney, Neil J. Magner, Paul J. Murphy, and Carl J. Wisnosky, each reporting three transactions required or permitted to be reported on such form, were filed one day late; (ii) the Form 5 of each of Stephen A. Guida, Joanne H. Moon and John G. Simon, each reporting two transactions required to be reported on such form, were filed one day late; and (iii) the Form 3 for each of Richard A. Epstein and Alan I. West, the latter reporting one transaction, were filed late. In making these statements, the Company has relied upon the written representation of its directors, officers and its ten percent holders and copies of the reports that they have filed with Securities and Exchange Commission.

                                    GENERAL

    The Board of Directors of the Company knows of no matter other than the foregoing to be brought before the Meeting. However, the enclosed proxy gives discretionary authority in the event any additional matters should be presented.

    THE COMPANY WILL PROVIDE FREE OF CHARGE TO ANY STOCKHOLDER FROM WHOM A PROXY IS SOLICITED PURSUANT TO THIS PROXY STATEMENT, UPON WRITTEN REQUEST FROM SUCH STOCKHOLDER, A COPY OF THE COMPANY'S ANNUAL REPORT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FORM 10-K FOR THE COMPANY'S FISCAL YEAR ENDED DECEMBER 31, 1996. REQUESTS FOR SUCH REPORT SHOULD BE DIRECTED TO THE MANAGER OF INVESTOR RELATIONS AT UROMED CORPORATION, 64 A STREET, NEEDHAM, MASSACHUSETTS, 02194.

    The Company expects to hold its next stockholder meeting on or about May 15, 1998 and proxy materials in connection with that meeting are expected to be mailed approximately 30 days prior to the meeting.

John G. Simon
PRESIDENT

Appendix 1

/X/ PLEASE MARK VOTES
    AS IN THIS EXAMPLE
                                       1. To elect the following persons as Class III           With-    For All
                                          Directors (except as marked below):            For    hold      Except
     ------------------------                                                            / /     / /        / /
        UROMED CORPORATION                            JOHN G. SIMON
     ------------------------                      RICHARD A. SANDBERG

                                       NOTE: If you do not wish your shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the nominee's name. Your shares will be voted for the remaining nominee.
                                                                                         For   Against    Abstain
                                       2. To ratify the appointment of Price Waterhouse  / /     / /        / /
                                          LLP as independent accountamts of the Company
                                          for the 1997 fiscal year.

                                       3. To transact such other business as may         / /     / /        / /
                                          properly come before the meeting or at any
                                          adjourned sessions of the meeting.


                                    ---------------------
   Please be sure to sign and date  | Date              |   Mark box at right if an address change or comment has  / /
   this Proxy.                      |                   |   been noted on the reverse side of this card.
---------------------------------------------------------
|                                                       |
|                                                       |
|----Stockholder sign here------Co-owner sign here------|

-----------------------------------------------------------------------------------------------------------------------

 DETACH CARD                                                                                             DETACH CARD


                                     UROMED CORPORATION

     Dear Stockholder:

     Please take note of the important information enclosed with this Proxy Ballot. There are a number of issues related to the management and operation of your Corporation that require your immediate attention and approval.
     These are discussed in detail in the enclosed proxy materials.

     Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

     Please mark the boxes on the proxy card to indicate how your shares shall be voted. Then sign the card, detach it and return you proxy vote in the enclosed postage paid envelope.

     Your vote must be received prior to the Special Meeting of Stockholders of the Company on Friday,
     May 9, 1997.

     Thank you in advance for your prompt consideration of these matters.

     Sincerely,


     UroMed Corporation

                              UROMED CORPORATION

   PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 9, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoint(s) John G. Simon and Paul J. Murphy, and each of them, with full power of substitution, as proxies to represent and vote as designated herein, all shares of stock of UroMed Corporation which the undersigned would be entitled to vote if personally present at the Special Meeting of Stockholders of the Company to be held at State Street Bank & Trust Company, 225 Franklin Street, Boston, Massachusetts on Friday, May 9, 1997 at 10:00 a.m., or any adjourned sessions thereof.

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2 OF THE BOARD OF DIRECTORS, AND IN THE DISCRETION
OF THE BOARD OF DIRECTORS ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. Attendance of the undersigned at the meeting or any adjournment thereof will not be deemed to revoke this proxy unless the undersigned shall vote in person at such meeting or revoke this proxy in writing before it is exercised.

         -----------------------------------------------------------
         |PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY|
         |                IN THE ENCLOSED ENVELOPE.                |
------------------------------------------------------------------------------
| Please sign this Proxy exactly as your name appears on the reverse side | | hereof. Joint owners should each sign personally. Trustees and other | | fiduciaries should indicate the capacity in which they sign, and where more | |than one name appears, a majority must sign. If a corporation, this signature| | should be that of an authorized officer who should state his or her title. |
-------------------------------------------------------------------------------

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